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                                                                   EXHIBIT 10(z)
                                   SEVERANCE
                                   AGREEMENT


         This SEVERANCE AGREEMENT (the "Agreement"), made and entered into this 12th day of October, 1994, by and between THOMAS B. CLARK ("Clark") and GENESCO INC., a Tennessee corporation ("Genesco").

                                   WITNESSETH

         WHEREAS, Genesco and Clark are parties to that certain Employment Agreement dated December 8, 1993 (the "Employment Agreement");

         WHEREAS, Genesco and Clark desire to terminate Clark's employment with Genesco under the Employment Agreement upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. RESIGNATION; TERMINATION OF EMPLOYMENT. Clark acknowledges that as of October 12, 1994 he resigned as (i) an officer of Genesco, (ii) an officer and director of all subsidiaries of Genesco, whether or not wholly owned by Genesco and whether owned directly or indirectly by Genesco and (iii) a member of any committees on which he may have served for Genesco or any of its subsidiaries. Except as specifically requested by the Chairman or President of Genesco, Clark agrees not to take or attempt to take any further action on behalf of or purportedly on behalf of Genesco or any of its subsidiaries and agrees to remove all personal effects from Genesco's premises as soon as practicable. Clark shall continue as an employee-consultant to Genesco with respect to its legal affairs until such time as he is no longer entitled to Genesco paid medical insurance benefits pursuant to Section 2 below. Clark agrees to immediately deliver to Genesco all property of Genesco or any of its subsidiaries in his possession, including, without limitation, any credit cards furnished to him by Genesco or any of its subsidiaries.

         2. BENEFITS. Genesco agrees to pay to Clark (i) monthly severance payments, each in an amount of $22,000 and payable on the 20th day of each month through and including July 20, 1996 (including October 20, 1994) and
(ii) $200,000 upon Clark's execution of this Agreement. Clark and his dependents shall continue to receive medical insurance benefits pursuant to the Genesco health insurance program (including the optional executive coverage) until the earlier of Clark obtaining health insurance benefits from an entity other than Genesco or July 31, 1996. Thereafter, Clark may purchase health insurance benefits to the extent provided under COBRA. In addition, Clark shall be entitled to all amounts currently vested under the Genesco Retirement Plan, the Genesco Retirement Savings Plan and the Genesco Salary Deferral Plan (the 401(k) plan) in accordance with the





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terms of such plan and shall be entitled to reimbursements for appropriate expenses incurred in his capacity as an employee on or prior to the date hereof. All other employment benefits (including but not limited to benefits provided for in Sections 3, 4, 6 and 8 of the Employment Agreement) for Clark shall cease on the date hereof; provided that stock options previously granted to Clark by Genesco shall continue to be governed by the terms of such stock options and all plans and agreements related thereto. Clark hereby agrees that, except as provided in this Section 2, these payments shall be in lieu of all compensation, payments and benefits to which he is otherwise entitled under the terms of the Employment Agreement, any change in control agreement with Genesco or its subsidiaries, Genesco's 1994 Management Incentive Compensation Plan, Genesco's 1995 Management Incentive Plan, any long-term incentive plan, any restricted stock plan, insurance program or plan or any other plans, agreements or arrangements with Genesco or any of its subsidiaries. Clark shall forfeit immediately any unpaid amounts and benefits due pursuant to this
Section 2 in the event of any material breach by him of any covenants contained in this Agreement.

         Clark shall continue to be indemnified to the fullest extent provided by Genesco's bylaws and Genesco agrees to reimburse Clark for any travel or other out-of-pocket expenses that he may incur as a result of his being required to testify as a witness or to respond to any subpoena or other legal process in connection with any legal proceeding or governmental investigation which arises out of or relates to his serving as an officer or employee of, or as counsel to, Genesco.

         3. REPRESENTATIONS AND WARRANTIES OF CLARK. Clark has the full right, power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Clark and constitutes a valid and binding obligation on his part, enforceable against him in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or other similar laws and subject to general principles of equity). The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to Clark, or (b) conflict with, result in the breach of any provision of or constitute a default under any agreement or instrument to which Clark is a party or by which he may be bound.

         4. REPRESENTATIONS, WARRANTIES AND REQUIREMENTS OF GENESCO. Genesco hereby represents and warrants that it is a corporation duly organized and validly existing in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Genesco and all the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by Genesco and constitutes a valid and binding obligation on its part, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or other similar laws and subject to general principles of equity). The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time or both, (a) violate any judgment,





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injunction or order of any court, arbitrator or governmental agency applicable to Genesco, or (b) conflict with, result in the breach of any provision of or constitute a default under any agreement or instrument to which Genesco is a party or by which it may be bound. Genesco will take no action that is intended to disparage or negatively affect the professional or personal character or reputation of Clark.

         5. COVENANTS BY CLARK. From and after the date hereof, (i) Clark will take no action to dissipate or negatively affect the goodwill, business, prospects or reputation of Genesco or its relationship with its employees, customers, suppliers, competitors, shareholders, lenders, prospective investors, prospective purchases of any of businesses or assets of Genesco or others, (ii) Clark will not represent any party in any adversarial proceeding against or involving Genesco, (iii) Clark will for 60 days after the date hereof cooperate fully with Genesco, its employees, agents and representatives to assist Genesco's business and operations and (iv) for a period of two years after the date hereof, Clark will not, directly or indirectly, for whatever reason, whether on his own behalf or on behalf of anyone else: (a) solicit, employ, deal with or interfere with Genesco's or any of Genesco's subsidiaries' contracts or relationships with any employee, officer, director or any independent contractor whether such person is employed by or associated with Genesco or any of Genesco's subsidiaries on the date hereof or during such two year period or (b) solicit, accept, deal with or otherwise interfere with any of Genesco's or any of Genesco's subsidiaries' contracts or relationships with any independent contractor, customer, client or supplier of Genesco or any of Genesco's subsidiaries; provided that Clark may assist employees of Genesco who seek Clark's assistance without Clark's solicitation in obtaining employment with another entity if Clark is not associated with such entity and Clark may discuss employment opportunities with any officer or employee of Genesco with the prior specific approval of the Chairman or President of Genesco.

         Clark acknowledges that the provisions of this Section 5 are essential to the operations and business of Genesco and further acknowledges that the application or operation of the provisions of this Section 5 does not involve a substantial hardship upon his future livelihood. If any court determines that any of the provisions of this Section 5 are unenforceable in any respect, such court shall be empowered to substitute, to the extent enforceable, provisions similar to this Section 5 or other provisions so as to provide Genesco, to the fullest extent possible, the benefits and protections intended by this Section 5.

         6. RELEASE. Effective immediately, Clark releases and discharges Genesco, and each parent, subsidiary, affiliate and shareholder of Genesco, and each present, former and future director, officer and employee of Genesco or any parent, subsidiary, affiliate or shareholder of Genesco (collectively "Genesco Affiliates") from all manner of claims, actions, causes of action or suits, in law or in equity, which Clark has or hereafter can, shall or may have against Genesco or Genesco Affiliates or any of them arising from, relating to or during his employment with Genesco, resulting from his termination of such employment or related to his status as a shareholder, officer, employee or participant in any Genesco





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employee benefit plan, except for (i) any claims for indemnity Clark may have against Genesco in accordance with Genesco's bylaws and (ii) any claim or action Clark may have that results from a breach of Genesco's obligations under this Agreement or a failure by Genesco to perform its obligations under this Agreement or under any plan or arrangement under which Clark is entitled to benefits or payments as described in Section 2 of this Agreement. From and after the date hereof, Clark agrees and covenants not to sue or initiate arbitration, or threaten suit or arbitration against, or make any claim against, Genesco or any Genesco Affiliate for or alleging any of the claims, actions, causes of action or suits that are released and discharged pursuant to the preceding sentence. Clark acknowledges that this release includes but is not limited to all claims arising under federal, state or local laws prohibiting employment discrimination. This release specifically encompasses all claims of employment discrimination based on race, color, religion, sex, handicap and national origin, as provided under Title VII of the Civil Rights Act of 1964, as amended, the 1991 Civil Rights Act, all claims of discrimination based on age, as provided under the Age Discrimination in Employment Act of 1967, as amended, all claims of discrimination based on handicap, as provided in the Americans with Disabilities Act, as amended, and all claims of employment discrimination under state law as provided under Tennessee Code Annotated Sections 8-50-103 and 4-21-401, et seq.

         7. CONFIDENTIALITY. Other than as set forth in this Section 7, both Clark and Genesco agree not to disclose the terms and provisions of this Agreement or any circumstances surrounding its execution to anyone other than Clark's immediate family (who shall be instructed by Clark to maintain such information in confidence), Genesco's officers who need to know such information in order to perform their duties as employees of Genesco and directors of Genesco, Genesco's lenders and counsel or as may be required by law, regulation or court order. In addition, for a period of two years from and after the date hereof, Clark agrees that he will keep confidential and not appropriate any (i) trade or business secrets of Genesco and subsidiaries of Genesco, (ii) information relating to Genesco's and its subsidiaries' customers and suppliers and their business habits, (iii) personnel policies, (iv) business relations information or customer lists, (v) business or financial strategies of Genesco, (vi) financial or other performance data, (vii) pricing policies or strategies, or (viii) any other proprietary or confidential information of Genesco and Genesco's subsidiaries, whether or not obtained with the knowledge and permission of Genesco or any subsidiaries of Genesco and whether or not developed, devised or otherwise created in whole or in part by his efforts, except for those matters which have been publicly disclosed by Genesco, a subsidiary of Genesco or any other person.





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         8.      MISCELLANEOUS.

                          a.      Successors and Assigns.   This Agreement
                 shall be binding upon and shall inure to the benefit of Genesco, its successors and assigns, and Clark, his heirs, personal representatives, successors and assigns.

                          b. Survival. All representations and warranties contained in this Agreement shall survive the execution and delivery hereof.

                          c. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled under this Agreement or at law or in equity. In addition, a party that is required to enforce the terms and provisions of this Agreement and is successful therein shall be reimbursed by the other party for all costs and expenses, including reasonable legal fees, that it may incur with respect to such enforcement.

                          d. Entire Agreement. This Agreement constitutes the entire agreement between Genesco and Clark relating to the subject matter hereof and there are no terms other than those contained herein and in the plans, arrangements and agreements referred to in Section 2 of this Agreement. To the extent that there is any conflict between the terms and provisions of the Employment Agreement or any other agreements related to compensation or benefits and this Agreement, the terms and provisions of this Agreement shall prevail. This Agreement may not be modified or amended except in a writing signed by the parties hereto.

                          e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to principles of conflicts of law.

                          f. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same agreement.

                          g. Enforceability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions, because it conflicts with any provisions of any constitution, statute, rule or public policy, or for any reason, such circumstances shall not





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                 have the effect of rendering the provision in question
                 invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever. If any provision of this Agreement shall be held or deemed to impose restrictions which are too broad, too lengthy or otherwise unreasonable, the parties hereto agree to be bound by a court's decision as to what restrictions would be reasonable and acknowledge that such court has the authority and discretion to make such a determination.

                          h. Acknowledgement by Clark. Clark hereby acknowledges that he has carefully read and fully understands all the provisions of this Agreement. He further acknowledges that, in considering whether to sign this Agreement, he has not relied upon any representation or statement, written or oral, not set forth in this Agreement and that he has not been threatened or coerced into signing this Agreement by any official of Genesco and that he has read, understood, and fully and voluntarily accepts the terms of this Agreement.

                          i. Captions. The captions herein are for purposes of identification only and shall not be considered in construing this Agreement.




                                       GENESCO INC.


                                        By:    /s/ David M. Chamberlain
                                               ------------------------
                                        Name:  David M. Chamberlain
                                               ------------------------
                                        Title: President and CEO
                                               ------------------------

                                        /s/ Thomas B. Clark
                                        -------------------------------
                                        THOMAS B. CLARK





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